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                                                                    Exhibit 23.1


                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-83285) pertaining to the 1998 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan, of our report dated January 27, 2000, with respect to the consolidated financial statements and schedule of Inet Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP
                                                  Dallas, Texas

March 1, 2000